Exhibit 10.3

EXECUTION VERSION

SELLER LOCK-UP AGREEMENT

This SELLER LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of March 17, 2025, by and among (1) KYIVSTAR GROUP LTD., an exempted company with limited liability, incorporated and existing under the laws of Bermuda with registration number 202504557, with its registered office at Victoria Place, 31 Victoria Street, Hamilton, HM10, Bermuda, and its principal business address at Index Tower (East Tower), Unit 1703, DIFC (Dubai International Financial Center), United Arab Emirates (“New PubCo”); (2) COHEN CIRCLE SPONSOR I, LLC, a Delaware limited liability company (“CCS I”), (3) COHEN CIRCLE ADVISORS I, LLC, a Delaware limited liability company (“CCA I,” and together with CSS I, the “Sponsors”), and (4) VEON AMSTERDAM B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under Dutch law and registered with the Dutch Chamber of Commerce (Kamer van Koophandel) under number 34378904 (the “Seller”). Capitalized terms used herein without definition have the meanings set forth in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, the Seller, the Company, New PubCo, the Merger Sub and the SPAC have entered into a business combination agreement dated as of the date hereof (the “Business Combination Agreement”), pursuant to which, among other matters, the Seller will sell the Company to New PubCo and the Merger Sub will be merged with and into the SPAC, on the terms and subject to the conditions set forth therein.

WHEREAS, in connection with the consummation of the Transactions, 95% of the New PubCo Securities to be issued to the Seller at Closing in consideration for the sale of the Company to New PubCo will be subject to a lock-up (the “Lock-up Securities”), on the terms and subject to the conditions set forth in this Agreement.

WHEREAS, as an inducement to the Sponsors to enter into the Business Combination Agreement and to consummate the Transactions, the parties hereto desire to agree to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Article I
DEFINITIONS

1.1 Defined Terms. For purposes of this Agreement, the following capitalized terms have the following meanings:

“Adjustment Event” shall have the meaning set forth in Section 4.1.

“Business Combination Agreement” shall have the meaning set forth in the Recitals.

“Liquidation Event” means a liquidation, merger, capital stock exchange, reorganization, sale of all or substantially all assets or other similar transaction involving New PubCo.

“Lock-up” shall have the meaning set forth in Section 2.1.

“Lock-up Period” shall have the meaning set forth in Section 2.1.

“Lock-up Securities” shall have the meaning set forth in the Recitals.

“New PubCo Securities” shall mean the New PubCo Common Shares from time to time, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted.

“Permitted Transferee” shall mean the Persons to whom the Lock-up Securities may be Transferred in accordance with Section 2.1(b).

“Securities Price” shall mean, on any date after the Closing, the closing sale price per share of the New PubCo Securities reported as of 4:00 p.m., New York, New York time on such date by Bloomberg, or if not available on Bloomberg, as reported by Morningstar.

“SPAC IPO Prospectus” shall mean the final prospectus of the SPAC filed with the SEC (File No. 333-282271) on October 11, 2024.

“Trading Day” shall mean any day on which trading is generally conducted on the Nasdaq or such other exchange on which the New PubCo Securities are traded and published, from time to time.

“Transfer” shall mean: (a) the sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, in each case, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any security; (b) the entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise; or (c) the public announcement of any intention to effect any transaction specified in clause (a) or (b).

“Vesting Securities” shall have the meaning set forth in the Recitals.

Article II

LOCK-UP OF SELLERS’ SECURITIES

2.1 Lock-up.

(a) Effective at the Merger Effective Time, the Seller shall not Transfer (the “Lock-up”) any of the Lock-up Securities until the earlier of (the “Lock-up Period”): (i) the date that is 180 days following the Closing Date; (ii) the first date on which the Securities Price meets or exceeds $13.50 for 20 Trading Days out of any consecutive 30 Trading Days (but no earlier than the date that is 90 days after the Closing Date); and (iii) immediately prior to (but conditioned upon) the occurrence of a Liquidation Event, in each case except to a Permitted Transferee as expressly permitted by Section 3.1(c) below. For the avoidance of doubt, the Lock-up during the Lock-up Period shall continue to apply to the Lock-up Securities following their transfer to a Permitted Transferee.

(b) Notwithstanding the provisions set forth in Section 2.1(a), the Seller, or any Permitted Transferee, as applicable, may Transfer any or all of the Lock-up Securities during the Lock-up Period: (i) (A) to any direct or indirect partners, members, directors, officers or equity holders of the Seller, any Affiliates of the Seller or any related investment funds or vehicles controlled or managed by such Persons or their respective Affiliates or any immediate family member, partner, affiliate or employee of a member of the Seller, (B) by gift to any such Permitted Transferee in the preceding clause (A) or by trust, the beneficiaries of which are one or more Permitted Transferees under the preceding clause (A), and (C) by virtue of laws of descent and distribution upon death of any applicable Permitted Transferee in the preceding clause (A); (ii) by virtue of any binding Law or Order; (iii) by virtue of a Seller’s governing documents or by virtue of the laws of Bermuda upon liquidation or dissolution of the Seller; (iv) for the purposes of granting a pledge as security or collateral in connection with any bona fide borrowing or the incurrence of any indebtedness by the Seller; provided that such borrowing or incurrence of indebtedness is secured by a portfolio of assets or equity interests issued by multiple issuers; and (v) pursuant to a Liquidation Event; provided, however, that in each case such Permitted Transferee must agree in writing to be bound by the provisions of this Agreement, including the restrictions set forth in this Section 2.1, prior to or in connection with such Transfer.

(c) During the Lock-up Period, each certificate (if any are issued) evidencing any Lock-up Securities shall be stamped or otherwise imprinted with, or each book entry account evidencing any Lock-up Securities must bear, a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A SELLER LOCK-UP AGREEMENT, DATED AS OF MARCH 17, 2025, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED FROM TIME TO TIME. A COPY OF SUCH SELLER LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(d) The Seller (and its Permitted Transferees) shall retain all of their rights as a holder of the Lock-up Securities during the Lock-up Period, including the right to vote and to receive any dividends and distributions in respect of any Lock-up Securities. For the avoidance of doubt, any shares of New PubCo Securities that are not Lock-up Securities shall not be subject to the provisions of this Section 3.1.

Article III
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Parties. Each of the New PubCo, the Sponsors and the Seller (severally, and not jointly) hereby represents and warrants as of the date hereof to the each other party hereto as follows:

(a) Organization; Due Authorization. Such Person is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Person’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Person. This Agreement has been duly executed and delivered by such Person and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Person, enforceable against such Person in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).

(b) No Conflicts. The execution and delivery of this Agreement by such Person does not, and the performance by such Person of its obligations hereunder will not: (i) conflict with or result in a violation of the organizational documents of such Person; or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person, in each case to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Person of its obligations under this Agreement. Such Person has full right and power to enter into this Agreement.

(c) Litigation. There are no Proceedings pending against such Person, or to the knowledge of such Person threatened against such Person, before (or, in the case of threatened Proceedings, that would be before) any Governmental Entity, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Person of its obligations under this Agreement.

Article IV
Miscellaneous

4.1 Equitable Adjustment. If the outstanding New PubCo Securities shall have been changed into a different number of shares or a different class, by reason of any share split, division or subdivision of shares, share dividend or distribution (including any dividend or distribution of securities convertible into New PubCo Securities), reorganization, combination, exchange of shares, reverse share split, consolidation of shares, reclassification, recapitalization or other like change with respect to New PubCo Securities (the “Adjustment Event”) while restrictions set forth in Article II remain in effect, then any number, value (including dollar value) or amount contained herein which is based upon the number of New PubCo Securities will be equitably adjusted for such Adjustment Event. Any adjustment under this Section 4.1 shall become effective at the close of business on the date any such Adjustment Event becomes effective.

4.2 Restricted Transfers. If any Transfer is made or attempted contrary to the provisions of this Agreement, such Transfer shall be null and void ab initio, and New PubCo shall refuse to recognize any such transferee of the Lock-up Securities and/or Vesting Securities as one of its securityholders for any purpose. In order to enforce this Section 4.2, New PubCo may impose stop-transfer instructions with respect to the Lock-up Securities and/or Vesting Securities of the attempted transferor (and any permitted transferees and assigns thereof) until the restrictions contained herein are no longer applicable.

4.3 Legend Removal. Following the expiration or release of all transfer restrictions pursuant to Article II, New PubCo shall, upon the request of an applicable holder and subject to applicable Law or Order, cause any legend stamped or otherwise imprinted in accordance with Section 2.1(c) to be removed from the certificate or book-entry position evidencing the applicable Lock-up Securities or Vesting Securities; provided that any legends required by applicable Law shall remain until the New PubCo reasonably determines after consultation with counsel that such legends may be removed.

4.4 Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect: (a) upon the mutual written agreement signed in writing by each of the Sponsors, the Seller, and New PubCo; (b) automatically upon the termination of the Business Combination Agreement in accordance with its terms; or (c) automatically at such time that all of (i) the Lock-up Securities and (ii) the Vesting Securities are no longer subject to the terms and conditions of Article II hereof. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby. This Section 4.4 through Section 4.14 shall survive the termination of this Agreement.

4.5 Governing Law. This Agreement and any action, suit, dispute, controversy or claim arising out of this Agreement, or the validity, interpretation, breach or termination of this Agreement, shall be governed by and construed in accordance with the internal law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

4.6 Consent to Jurisdiction; Waiver of Jury Trial.

(a) Each of the parties irrevocably consents to the exclusive jurisdiction and venue of any Delaware Chancery Court or Federal court of the United States of America sitting in Delaware, in each case in connection with any matter based upon or arising out of this Agreement, the other Transaction Documents and the consummation of the Transactions. Each party and any Person asserting rights as a third-party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any legal dispute, that: (a) such Person is not personally subject to the jurisdiction of the above named courts for any reason; (b) such Proceeding may not be brought or is not maintainable in such court; (c) such Person’s property is exempt or immune from execution; (d) such Proceeding is brought in an inconvenient forum; or (e) the venue of such Proceeding is improper. Each party and any Person asserting rights as a third-party beneficiary hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. Each party hereby consents to service of process in any such proceeding in any manner permitted by the laws of the State of Delaware, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 4.11 and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing in this Section 4.6, any party may commence any action, claim, cause of action or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(b) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT, EACH OTHER TRANSACTION DOCUMENT AND THE CONSUMMATION OF THE TRANSACTIONS, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NON-COMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS AND THE CONSUMMATION OF THE TRANSACTIONS. FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

4.7 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Except as otherwise provided in this Agreement, this Agreement and all obligations of the parties are personal to the parties and may not be transferred or delegated by the parties at any time.

4.8 Specific Performance. The parties agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that monetary damages may not be an adequate remedy for such breach, and the non-breaching party shall be entitled to seek injunctive relief, in addition to any other remedy that such party may have in law or in equity, and to enforce specifically the terms and provisions of this Agreement in the chancery court or any other state or federal court within the State of Delaware.

4.9 Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the execution and delivery of a written agreement executed by the parties hereto.

4.10 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

4.11 Notices. Any notice or other communication to be given by a party to another party in connection with this Agreement shall, except where otherwise specifically provided: (a) be in writing in the English language; (b) given by pre-paid registered post, by an internationally recognized courier company or by email to the relevant address or email address set forth below, or (c) by any other method approved in writing by the receiving party. The relevant addresses and email addresses for each Party are set forth on Annex A attached hereto.

Any notice or other communication sent in accordance with this Section 4.11 shall be deemed to have been given and received: (a) if sent by pre-paid courier, on the earlier of the time of delivery and three Business Days after being sent to a representative of the courier service; (b) if sent by email, upon being sent, subject to no automated notification of delivery failure being received by the sender for all the recipient email addresses, except that if such time is outside of Working Hours, such notice or other communication shall instead be deemed given and received at the start of the next period of Working Hours; or (c) if sent by any other method approved by the recipient, upon the recipient giving written confirmation of receipt. Any party may change any of its notice details by giving written notice of such to each other party. Such notice shall take effect two Business Days after it is given (or on any later date specified in such notice). This Section 4.11 does not apply to the formal service of any court proceedings.

4.12 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same document and shall become effective when such counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Delivery by electronic transmission to counsel for the other Parties of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentence. The exchange of a fully executed Agreement (in counterparts or otherwise) in pdf, DocuSign or similar format and transmitted by facsimile or email shall be constitute an original, and all of which taken together shall constitute one and the same instrument.

4.13 Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

4.14 No Third-Party Beneficiaries. This Agreement is not intended to confer upon any other Person other than the Parties any rights or remedies.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have each caused this Seller Lock-Up Agreement to be duly executed as of the date first written above.

COHEN CIRCLE SPONSOR I, LLC

By:	/s/ Betsy Z. Cohen
Name: Betsy Z. Cohen
Title: Manager

COHEN CIRCLE ADVISORS I, LLC

By:	/s/ Betsy Z. Cohen
	Name:	Betsy Z. Cohen
	Title:	Manager

[Signature Page to Seller Lock-Up Agreement]

KYIVSTAR GROUP LTD.

By:	/s/ Kaan Terzioglu
	Name:	Kaan Terzioglu
	Title:	Director

[Signature Page to Seller Lock-Up Agreement]

VEON AMSTERDAM B.V.

By:	/s/ Kaan Terzioglu
	Name:	Kaan Terzioglu
	Title:	Director

By:	/s/ Maciej Wojtaszek
	Name:	Maciej Wojtaszek
	Title:	Director

[Signature Page to Seller Lock-Up Agreement]

Annex A

Notices

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